Exhibit 99.1

January 29, 2020

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

2019 FOURTH QUARTER FINANCIAL RESULTS

•	Record net income of $9.7 million for the quarter is 11% higher than same quarter in 2018

•	148 consecutive quarters of profitability

•	Annualized return on average assets was 1.58% and annualized return on average equity 12.78% for the quarter ended December 31, 2019

•	14% noninterest income growth in the fourth quarter of 2019 compared to same quarter in 2018

•	8.5% growth in customer non-brokered deposits compared to December 31, 2018

•	Non-performing assets to total assets remain at low levels, 0.26% at December 31, 2019

CANFIELD, Ohio (January 29, 2020) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three months and year ended December 31, 2019.

Net income for the three months ended December 31, 2019 was $9.7 million, or $0.35 per diluted share, which compares to $8.7 million, or $0.31 per diluted share, for the three months ended December 31, 2018 and $9.2 million or $0.33 per diluted share for the linked quarter. Annualized return on average assets and annualized return on average equity were 1.58% and 12.78%, respectively, for the three month period ending December 31, 2019, compared to 1.50% and 13.65% for the same three month period in 2018, and 1.51% and 12.49% for the linked quarter. Farmers’ return on average tangible equity (non-GAAP) was 15.03% for the quarter ended December 31, 2019 compared to 16.68% for the same quarter in 2018 and 14.80% for the linked quarter.

Net income for the twelve months ended December 31, 2019 was $35.8 million, or $1.28 per diluted share, compared to $32.6 million or $1.16 per diluted share for the same twelve month period in 2018. Return on average assets and return on average equity were 1.50% and 12.56%, respectively, for the twelve months ended December 31, 2019, compared to 1.46% and 13.13% for the same period in 2018.

On January 7, 2020, Farmers announced it completed the merger of Maple Leaf Financial (“Maple Leaf”), the holding company for Geauga Savings Bank, with branches located in Cuyahoga and Geauga Counties in Ohio. The transaction increases Farmers’ market share in Cuyahoga and Geauga Counties and enables Farmers to continue building local scale throughout Northeast Ohio. As of September 30, 2019, Maple Leaf had total assets of $275.6 million, which included gross loans of $183.5 million, deposits of $183.4 million and equity of $33.4 million.

Kevin J. Helmick, President and CEO, stated, “As a result of solid loan and deposit growth over the past twelve months, 14% increase in noninterest income, careful management of our noninterest expenses and continued strong asset quality, we are pleased to report an 11% increase in net income compared to the same quarter one year ago. We are also pleased to report a 25% increase in cash dividends paid to our shareholders, from $0.08 per share paid in the fourth quarter of 2018 to $0.10 paid for the same quarter in 2019.”

2019 Fourth Quarter Financial Highlights

•	Loan growth

Total loans were $1.81 billion at December 31, 2019, compared to $1.74 billion at December 31, 2018, representing an increase of 4.4%. The increase in loans is a direct result of Farmers’ focus on loan growth utilizing a talented lending and credit team, while adhering to a sound underwriting discipline. The increase in loans has occurred in the agricultural, commercial, commercial real estate, and residential real estate loan portfolios. Loans now comprise 79.5% of the Bank’s average earning assets for the quarter ended December 31, 2019, a slight improvement compared to 79.4% for the same period in 2018. This improvement, along with the growth in earning assets, has resulted in a 6.1% increase in tax equated loan interest income, including fees, in the fourth quarter of 2019 compared to the same quarter in 2018.

•	Loan quality

Non-performing assets to total assets remain at a low level, currently at 0.26%. Early stage delinquencies also continue to remain at low levels, at $11.9 million, or 0.66% of total loans, at December 31, 2019. Net charge-offs for the current quarter were $374 thousand, compared to $310 thousand in the same quarter in 2018, and total net charge-offs as a percentage of average net loans outstanding is only 0.09% for the quarter ended December 31, 2019.

•	Net interest margin

The net interest margin for the three months ended December 31, 2019 was 3.84%, a 4 basis points increase from the quarter ended December 31, 2018, and 5 basis points better than the 3.79% reported for the linked quarter. In comparing the fourth quarter of 2019 to the same period in 2018, asset yields increased 7 basis points, while the cost of interest-bearing liabilities increased just 3 basis points. Most of the increase in the asset yields was the result of higher rates earned on loans. The net interest margin is impacted by the additional accretion as a result of the discounted loan portfolios acquired in the previous mergers, which increased the net interest margin by 4 basis points for the quarter ended December 31, 2019 and 5 basis points for the quarter ended December 31, 2018.

•	Noninterest income

Noninterest income increased 14.1% to $7.6 million for the quarter ended December 31, 2019 compared to $6.7 million in the same quarter in 2018. Gains on the sales of mortgage loans increased $685 thousand or 82%, investment commissions increased $176 thousand or 68%, trust fees increased $139 thousand or 8%, insurance agency commissions grew $54 thousand or 8%, and other operating income increased $91 thousand or 23% in comparing the fourth quarter of 2019 to the same quarter in 2018. These increases were offset by a decrease of securities gains of $232 thousand or 89%.

•	Noninterest expenses

Farmers has remained committed to managing the level of noninterest expenses. Total noninterest expenses for the fourth quarter of 2019 increased 2.3% to $16.4 million compared to $16.0 million in the same quarter in 2018, primarily as a result of increases in merger related costs of $284 thousand and other operating expenses of $236 thousand, offset by a $316 thousand decrease in salaries and employee benefits and a $155 thousand decrease in FDIC insurance expense. Annualized noninterest expenses measured as a percentage of quarterly average assets decreased from 2.75% in the fourth quarter of 2018 to 2.68% in the fourth quarter of 2019.

•	Efficiency ratio

The efficiency ratio for the quarter ended December 31, 2019 decreased to 54.51% compared to 57.73% for the same quarter in 2018. The improvement in net interest income and noninterest income in the fourth quarter of 2019 was offset by a slightly higher level of noninterest expenses as explained in the preceding paragraphs.

2020 Outlook

Mr. Helmick added, “With the announcement of the completion of our acquisition of Geauga Savings Bank and our continued strong financial performance during this year, we look forward in 2020 to realize the benefits of the full integration of our new banking locations and to build on our momentum of having achieved another successful year. We remain extremely proud of our committed employees that continue to deliver strong results for our stakeholders and remain committed to our community banking approach and culture.”

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $2.4 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2019 are $2.5 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity and net income excluding costs related to acquisition activities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the Securities and Exchange Commission (SEC) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2019	2019	2019	2019	2018	2019	2018	Change
Total interest income	$25,847	$25,931	$25,529	$24,679	$24,447	$101,986	$91,766	11.1%
Total interest expense	4,682	5,174	5,038	4,714	4,373	19,608	13,265	47.8%

Net interest income	21,165	20,757	20,491	19,965	20,074	82,378	78,501	4.9%
Provision for loan losses	600	550	750	550	525	2,450	3,000	-18.3%
Noninterest income	7,647	7,441	6,994	6,520	6,705	28,602	25,499	12.2%
Acquisition related costs (income)	104	112	(19)	0	(180)	197	(155)	-227.1%
Other expense	16,247	16,311	16,723	15,977	16,163	65,258	62,872	3.8%

Income before income taxes	11,861	11,225	10,031	9,958	10,271	43,075	38,283	12.5%
Income taxes	2,186	2,071	1,488	1,570	1,585	7,315	5,714	28.0%

Net income	$9,675	$9,154	$8,543	$8,388	$8,686	$35,760	$32,569	9.8%

Average diluted shares outstanding	27,829	27,819	27,931	27,983	27,962	27,876	27,974
Basic earnings per share	0.35	0.33	0.31	0.30	0.31	1.29	1.18
Diluted earnings per share	0.35	0.33	0.31	0.30	0.31	1.28	1.16
Cash dividends	2,767	2,767	2,504	2,500	2,223	10,538	8,315
Cash dividends per share	0.10	0.10	0.09	0.09	0.08	0.38	0.30

Performance Ratios
Net Interest Margin (Annualized)	3.84%	3.79%	3.84%	3.81%	3.80%	3.82%	3.87%
Efficiency Ratio (Tax equivalent basis)	54.51%	55.90%	58.28%	57.83%	57.73%	56.59%	57.93%
Return on Average Assets (Annualized)	1.58%	1.51%	1.45%	1.45%	1.50%	1.50%	1.46%
Return on Average Equity (Annualized)	12.78%	12.49%	12.34%	12.71%	13.65%	12.56%	13.13%
Dividends to Net Income	28.60%	30.23%	29.31%	29.80%	25.59%	29.47%	25.53%

Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.62%	1.55%	1.47%	1.46%	1.54%	1.53%	1.49%
Return on Average Tangible Equity	15.03%	14.80%	14.59%	14.99%	16.68%	14.81%	16.02%
Return on Average Tangible Equity excluding acquisition costs	15.17%	14.95%	14.55%	14.99%	16.34%	14.88%	15.95%

Consolidated Statements of Financial Condition

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2019	2019	2019	2019	2018
Assets
Cash and cash equivalents	$70,760	$85,675	$64,007	$69,672	$57,926
Securities available for sale	432,233	423,193	424,252	403,770	402,190
Equity securities	7,909	7,856	7,222	7,460	7,130
Loans held for sale	2,600	2,079	1,093	2,360	1,237
Loans	1,811,539	1,784,125	1,780,504	1,743,651	1,735,840
Less allowance for loan losses	14,487	14,261	14,222	13,777	13,592

Net Loans	1,797,052	1,769,864	1,766,282	1,729,874	1,722,248

Other assets	138,604	144,543	143,093	142,938	138,133

Total Assets	$2,449,158	$2,433,210	$2,405,949	$2,356,074	$2,328,864

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$434,126	$432,609	$415,935	$415,131	$421,950
Interest-bearing	1,574,838	1,608,043	1,584,700	1,539,202	1,377,770

Total deposits	2,008,964	2,040,652	2,000,635	1,954,333	1,799,720
Other interest-bearing liabilities	122,197	76,324	96,978	109,348	250,792
Other liabilities	18,688	23,011	23,511	19,442	16,032

Total liabilities	2,149,849	2,139,987	2,121,124	2,083,123	2,066,544
Stockholders’ Equity	299,309	293,223	284,825	272,951	262,320

Total Liabilities and Stockholders’ Equity	$2,449,158	$2,433,210	$2,405,949	$2,356,074	$2,328,864

Period-end shares outstanding	27,671	27,669	27,768	27,777	27,792
Book value per share	$10.82	$10.60	$10.26	$9.83	$9.44
Tangible book value per share (Non-GAAP)*	9.28	9.04	8.70	8.26	7.86

*	Tangible book value per share is calculated by dividing tangible common equity by average outstanding shares

Capital and Liquidity

Common Equity Tier 1 Capital Ratio (a)	12.94%	12.70%	12.47%	12.37%	12.16%
Total Risk Based Capital Ratio (a)	13.82%	13.58%	13.34%	13.24%	13.03%
Tier 1 Risk Based Capital Ratio (a)	13.06%	12.83%	12.59%	12.50%	12.28%
Tier 1 Leverage Ratio (a)	10.69%	10.42%	10.27%	10.07%	9.91%
Equity to Asset Ratio	12.22%	12.05%	11.84%	11.58%	11.26%
Tangible Common Equity Ratio (b)	10.67%	10.47%	10.22%	9.92%	9.56%
Net Loans to Assets	73.37%	72.74%	73.41%	73.42%	73.95%
Loans to Deposits	90.17%	87.43%	89.00%	89.22%	96.45%

Asset Quality
Non-performing loans	$6,345	$6,749	$7,252	$7,578	$7,731
Other Real Estate Owned	19	74	74	208	0
Non-performing assets	6,364	6,823	7,326	7,786	7,731
Loans 30 - 89 days delinquent	11,893	9,076	10,203	9,082	8,877
Charged-off loans	519	674	588	566	753
Recoveries	145	163	283	201	443
Net Charge-offs	374	511	305	365	310
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.09%	0.12%	0.07%	0.08%	0.07%
Allowance for Loan Losses to Total Loans	0.80%	0.80%	0.80%	0.79%	0.78%
Non-performing Loans to Total Loans	0.35%	0.38%	0.41%	0.43%	0.45%
Allowance to Non-performing Loans	228.32%	211.31%	196.11%	181.80%	175.81%
Non-performing Assets to Total Assets	0.26%	0.28%	0.30%	0.33%	0.33%

(a)	December 31, 2019 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

Reconciliation of Total Assets to Tangible Assets

						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2019	2019	2018	2019	2018
Total Assets	$2,449,158	$2,433,210	$2,405,949	$2,356,074	$2,328,864	$2,449,158	$2,328,864
Less Goodwill and other intangibles	42,645	42,973	43,298	43,625	43,952	42,645	43,952

Tangible Assets	$2,406,513	$2,390,237	$2,362,651	$2,312,449	$2,284,912	$2,406,513	$2,284,912

Average Assets	2,424,574	2,409,010	2,369,388	2,338,792	2,301,847	2,383,236	2,230,380
Less average Goodwill and other intangibles	42,859	43,187	43,508	43,840	44,185	43,345	44,712

Average Tangible Assets	$2,381,715	$2,365,823	$2,325,880	$2,294,952	$2,257,662	$2,339,891	$2,185,668

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

						For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2019	2019	2018	2019	2018
Stockholders’ Equity	$299,309	$293,223	$284,825	$272,951	$262,320	$299,309	$262,320
Less Goodwill and other intangibles	42,645	42,973	43,298	43,625	43,952	42,645	43,952

Tangible Common Equity	$256,664	$250,250	$241,527	$229,326	$218,368	$256,664	$218,368

Average Stockholders’ Equity	300,355	290,673	277,746	267,736	252,449	284,759	247,965
Less average Goodwill and other intangibles	42,859	43,187	43,508	43,840	44,185	43,345	44,712

Average Tangible Common Equity	$257,496	$247,486	$234,238	$223,896	$208,264	$241,414	$203,253

Reconciliation of Net Income, Excluding Acquisition Related Costs

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2019	2019	2019	2019	2018	2019	2018
Net income	$9,675	$9,154	$8,543	$8,388	$8,686	$35,760	$32,569
Acquisition related costs (income) – tax equated	90	97	(20)	0	(180)	167	(158)

Net income – Adjusted	$9,765	$9,251	$8,523	$8,388	$8,506	$35,927	$32,411

Diluted EPS excluding acquisition costs	$0.35	$0.33	$0.31	$0.30	$0.30	$1.29	$1.16

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2019	2019	2019	2019	2018
Commercial real estate	$616,778	$602,580	$614,452	$589,219	$579,481
Commercial	255,823	251,613	256,657	254,957	245,172
Residential real estate	500,024	499,996	493,529	488,854	492,887
Consumer	209,271	207,319	207,417	209,541	216,284
Agricultural loans	226,333	219,487	205,544	198,210	199,013

Total, excluding net deferred loan costs	$1,808,229	$1,780,995	$1,777,599	$1,740,781	$1,732,837

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Income	2019	2019	2019	2019	2018
Service charges on deposit accounts	$1,139	$1,208	$1,093	$1,074	$1,115
Bank owned life insurance income	192	204	208	214	221
Trust fees	1,891	1,905	1,821	1,858	1,752
Insurance agency commissions	696	681	739	803	642
Security gains (losses)	28	22	(18)	10	260
Retirement plan consulting fees	343	338	450	358	370
Investment commissions	435	384	327	260	259
Net gains on sale of loans	1,517	1,143	1,055	671	832
Debit card and EFT fees	922	935	887	778	861
Other operating income	484	621	432	494	393

Total Noninterest Income	$7,647	$7,441	$6,994	$6,520	$6,705

	For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Noninterest Expense	2019	2019	2019	2019	2018
Salaries and employee benefits	$9,128	$9,422	$9,266	$9,356	$9,444
Occupancy and equipment	1,667	1,615	1,650	1,717	1,566
State and local taxes	416	468	472	470	474
Professional fees	787	654	887	794	734
Merger related costs (income)	104	112	(19)	0	(180)
Advertising	607	437	442	250	416
FDIC insurance	79	80	85	87	234
Intangible amortization	326	326	327	327	355
Core processing charges	876	900	803	791	762
Telephone and data	235	236	217	260	288
Other operating expenses	2,126	2,173	2,574	1,925	1,890

Total Noninterest Expense	$16,351	$16,423	$16,704	$15,977	$15,983

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2018
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,784,421	$22,725	5.05%	$1,706,008	$21,424	4.98%
Taxable securities	181,894	1,162	2.53	199,472	1,241	2.47
Tax-exempt securities (2)	227,259	2,205	3.85	202,241	1,936	3.80
Equity securities	12,059	130	4.28	11,822	185	6.21
Federal funds sold and other	37,914	170	1.78	29,663	154	2.06

Total earning assets	2,243,547	26,392	4.67	2,149,206	24,940	4.60
Nonearning assets	181,027			152,641

Total assets	$2,424,574			$2,301,847

INTEREST-BEARING LIABILITIES
Time deposits	$418,722	$2,089	1.98%	$324,696	$1,349	1.65%
Brokered time deposits	85,973	446	2.06	272	2	2.35
Savings deposits	402,464	320	0.32	438,008	284	0.26
Demand deposits	683,143	1,506	0.87	578,470	1,128	0.77
Short term borrowings	35,838	99	1.10	264,371	1,562	2.34
Long term borrowings	45,203	222	1.95	6,089	48	3.13

Total interest-bearing liabilities	$1,671,343	4,682	1.11	$1,611,906	4,373	1.08

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	434,778			423,576
Other liabilities	18,098			13,916
Stockholders’ equity	300,355			252,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,424,574			$2,301,847

Net interest income and interest rate spread		$21,710	3.56%		$20,567	3.52%

Net interest margin			3.84%			3.80%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2019, adjustments of $99 thousand and $446 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2018, adjustments of $92 thousand and $401 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2018
	AVERAGE			AVERAGE
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,757,799	$89,517	5.09%	$1,632,541	$80,192	4.91%
Taxable securities	190,944	4,840	2.53	202,270	4,928	2.44
Tax-exempt securities	216,586	8,418	3.89	194,302	7,195	3.70
Equity securities (2)	12,057	627	5.20	11,382	652	5.73
Federal funds sold and other	34,948	729	2.09	34,006	644	1.89

Total earning assets	2,212,334	104,131	4.71	2,074,501	93,611	4.51
Nonearning assets	170,902			155,879
Total assets	$2,383,236			$2,230,380

INTEREST-BEARING LIABILITIES
Time deposits	$401,317	$7,847	1.96%	$293,725	$4,210	1.43%
Brokered time deposits	83,311	1,921	2.31	68	2	2.35
Savings deposits	410,672	1,285	0.31	465,283	1,015	0.22
Demand deposits	641,461	5,807	0.91	506,099	2,912	0.58
Short term borrowings	96,145	2,250	2.34	281,063	4,936	1.76
Long term borrowings	23,318	498	2.14	6,491	190	2.93

Total interest-bearing liabilities	$1,656,224	19,608	1.18	$1,552,729	13,265	0.85
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$429,289			$415,968
Other liabilities	12,964			13,718
Stockholders’ equity	284,759			247,965
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,383,236			$2,230,380

Net interest income and interest rate spread		$84,523	3.53%		$80,346	3.66%

Net interest margin			3.82%			3.87%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2019, adjustments of $414 thousand and $1.7 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2018, adjustments of $357 thousand and $1.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.